INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND NEW YORK CITY, NY

NYX

NUMBER



COMMON STOCK

PAR VALUE ONE DOLLAR

SHARES

CUSIP 969457 10 0

SEE REVERSE FOR CERTAIN DEFINITIONS

The Williams Companies, Inc.

THIS IS TO CERTIFY THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

CERTIFICATE OF STOCK

The Williams Companies, Inc., (hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to the provisions of the Certificate of Incorporation and By-Laws of the Corporation, and the amendments from time to time thereto, copies of which are or will be on file at the office of the Transfer Agent), to all of which the holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

Steven J. Malcolm

CHIEF EXECUTIVE OFFICER AND PRESIDENT

Brian K. Shore

SECRETARY


SEAL
DELAWARE

COUNTERSIGNED AND REGISTERED:

EquiServe Trust Company, N.A.

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THE WILLIAMS COMPANIES, INC.

THE WILLIAMS COMPANIES, INC. WILL FURNISH, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A COPY OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE PARTICIPATION, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS APPLICABLE TO EACH CLASS OF STOCK OR SERIES THEREOF. SUCH INFORMATION MAY BE OBTAINED BY A REQUEST IN WRITING TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

____
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

____

____ *Shares*

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________

____ *Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.*

Dated, ______________________

____

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between The Williams Companies, Inc. (the "Company") and EquiServe Trust Company, N.A. (the "Rights Agent"), dated as of February 6, 1995, as amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of The Williams Companies, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Williams Companies, Inc. will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.